EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-137090, 333-107294, and 333-47836) pertaining to the Bruker Biosciences Corporation Amended and Restated 2000 Stock Option Plan of our report dated April 7, 2008, with respect to the combined financial statements of Bruker BioSpin Group for each of the three years in the period ended December 31, 2007, included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 7, 2008